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                                                                 EXHIBIT 10.3



FIRST UNION NATIONAL BANK
OF NORTH CAROLINA

Private Banking
Two First Union Center
301 South Tyron Street
Charlotte, North Carolina 28288-1220



September 23, 1996


Yager/Kuester Public Fund Limited Partnership
c/o Jerry R. Haynes
Internet Services Corporation
12201 Steele Creek Road
Charlotte, NC 28273-3731

Re: Loan Commitment to Yager/Kuester Public Fund Limited Partnership


Dear Alison:

First Union National Bank of North Carolina ("First Union") is pleased to offer you a commitment to lend on the following terms and conditions:

BORROWER:
Yager/Kuester Public Fund Limited Partnership

AMOUNT:
The amount of this facility shall be up to $2,840,000.00 in the form of a line of credit.

PURPOSE:
This facility shall be used to refinance an existing mortgage with United of Omaha on the UCB building in Greenville, SC.

INTEREST RATE:
3-month LIBOR Rate plus 1.75% (175 basis points). The 3-month LIBOR Rate shall be determined in accordance with First Union's adjusted LIBOR Rate formula.

REPAYMENT:
This facility shall be repayable in monthly payments of accrued interest only until December 1, 1997 when all remaining principal and interest shall be due. If the UCB Building is not sold by 12/1/97, First Union shall renew the loan for an additional year to expire on December 1, 1998 and take a deed of trust on the UCB Building.




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Yager/Kuester Public Fund Limited Partnership
Commitment Letter - 2
September 23, 1996


COLLATERAL:
This loan shall be on an unsecured basis.

GUARANTORS:
The unconditional guaranty of Dexter R. Yager, Sr. will be required. The guaranty shall be in form acceptable to First Union.

BORROWER FINANCIAL STATEMENTS:
ANNUAL FINANCIAL STATEMENTS. Borrow shall deliver to First Union, within 60 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flow, with supporting schedules: prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to First Union. The opinion of such independent certified public accountant shall not be acceptable to First Union if qualified due to any limitations in scope imposed by Borrower. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to First Union's approval.

GUARANTOR FINANCIAL STATEMENTS:
ANNUAL FINANCIAL STATEMENTS. Guarantor shall deliver to First Union an updated personal financial statement on an annual basis as well as additional information that may be necessary to document Guarantor's liquidity and income.

COMMITMENT FEES:
The Borrower shall pay First Union 1/4% of the borrowed amount as a non-refundable commitment fee at closing.


COSTS:
Borrower shall pay all costs, expenses and fees associated with this transaction.

The preceding terms and conditions are not exhaustive, and this commitment is subject to certain other terms and closing conditions customarily required by First Union for similar transactions. First Union may be referred to as "Bank" in this commitment letter and other related documents. This commitment will expire unless it is closed on or before December 20, 1996. This commitment letter shall not survive closing.



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Yager/Kuester Public Fund Limited Partnership
Commitment Letter - 3
September 23, 1996


Borrower represents and agrees that all financial statements and other information delivered to First Union are correct and complete. No material adverse change may occur in, nor may any adverse circumstance be discovered as to, the business or financial condition of the Borrower or any Guarantor prior to closing. First Union's obligations under this commitment are conditioned on the fulfillment to First Union's sole satisfaction of each term and condition referenced by this commitment.

This commitment supersedes all prior commitments and proposals with respect to this transaction, whether written or oral, including any previous loan proposals made by First Union or anyone acting with its authorization. No modification shall be valid unless made in writing and signed by an authorized officer of First Union. This commitment is not assignable, and no party other than Borrower shall be entitled to rely on this commitment.

Please indicated your acceptance of this offer and the terms and conditions contained herein by signing below and returning one executed copy of this commitment letter to the undersigned. This offer of commitment shall expire unless the acceptance is received by the undersigned on or before October 15, 1996.

Thank you for allowing First Union to be of service. Please do not hesitate to give me a call at (704) 374-6313 if I can be of further assistance.

Sincerely,

FIRST UNION NATIONAL BANK OF NORTH CAROLINA




By: /s/ William D. Mileham
    -------------------------------
    William D. Mileham
    Vice President
    Private Banking






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Yager/Kuester Public Fund Limited Partnership
Commitment Letter - 4
September 23, 1996


ACCEPTANCE OF LOAN COMMITMENT:

The above commitment is agreed to and accepted on the terms and conditions provided by in this letter.

     YAGER/KUESTER PUBLIC FUND LIMITED PARTNERSHIP



By: /s/ Dexter R. Yager, Sr.
    -------------------------------------------         -----------------------
    DRY Limited Partnership, General Partner                  Date
    Dexter R. Yager, Sr. General Partner of
    DRY Limited Partnership



GUARANTOR

By: /s/ Dexter R. Yager, Sr.
    -------------------------------------------         -----------------------
    Dexter R. Yager, Sr., Guarantor                           Date